Exhibit 10.23.8
SCHEDULE A
TELLURIAN INC.
Amended and Restated Tellurian Inc. 2016 Omnibus Incentive Compensation Plan
Stock Option Grant Agreement

GRANT NOTICE

Participant Name:	Charif Souki
Company:	Tellurian Inc.
Notice:
The terms of your grant of a non-qualified stock option (the “Option”) to purchase shares of the Company’s Common Stock (the “Shares”) are set out in this notice (the “Grant Notice”) but subject always to the terms of the Amended and Restated Tellurian Inc. 2016 Omnibus Incentive Compensation Plan (as amended and/or restated, the “Plan”) and the attached Stock Option Award Agreement (the “Agreement”). In the event of any inconsistency between the terms of this Grant Notice and the terms of the Agreement, the terms of the Agreement shall control. Except as otherwise indicated, any capitalized term used but not defined herein or in the Agreement shall have the meaning ascribed to such term in the Plan.

You have been granted an Option to purchase Shares in accordance with the terms of the Plan and the Stock Option Award Agreement attached hereto. Details of the Option are provided to you in this Grant Notice.

Type of Award:	Non-Qualified Stock Option
Plan:	Amended and Restated Tellurian Inc. 2016 Omnibus Incentive Compensation Plan
Grant:
Grant Date: December 15, 2020

Number of Shares subject to the Option: 10,000,000 Shares

The Option is divided into three (3) tranches each representing one-third (1/3) of the Shares subject to the Option (each, a “Tranche”).

Option Price per Share
The first Tranche (“Tranche 1”) will have an Option Price per Share of $3.50 and will be subject to the vesting conditions applicable to Tranche 1, described below.

The second Tranche (“Tranche 2”) will have an Option Price per Share of $4.50 and will be subject to the vesting conditions applicable to Tranche 2, described below.

The third Tranche (“Tranche 3”) will have an Option Price per Share of $5.50 and will be subject to the vesting conditions applicable to Tranche 3, described below.

Exercisability:	Subject to the terms of the Plan, the Agreement and this Grant Notice, your Option may be exercised on and after the vesting dates indicated below and prior to the Expiration Date or earlier termination of the Option.
Vesting:	Each Tranche will become vested and exercisable upon the first date on which both the corresponding “Service Hurdle” and the corresponding “Stock Price Hurdle” set forth in the table below have been satisfied, subject to your continued employment or other service to the Company and its Affiliates through such date.

	Tranche	Portion of Option	Service Hurdle	Stock Price Hurdle
	Tranche 1	1/3	One (1) year anniversary of the Grant Date	$3.50
	Tranche 2	1/3	Two (2) year anniversary of the Grant Date	$4.50
	Tranche 3	1/3	Three (3) year anniversary of the Grant Date	$5.50

For purposes of this Grant Notice, with respect to any Option Tranche:

The “Service Hurdle” will be satisfied upon your continued employment or other service to the Company and its Affiliates through the designated date.

The “Stock Price Hurdle” will be satisfied upon the Company’s Common Stock closing at a price per share on the Nasdaq Capital Market equal to or in excess of the designated closing price for any ten (10) consecutive trading days beginning on or after the Grant Date.

Termination:	Upon a Termination of Service, you will forfeit to the Company, without compensation, any portion of the Option that is unvested.
Change of Control:
In the event of a “Change of Control” (as defined below), the Option will be subject to the Change of Control provisions of the Plan.

For purposes of this Grant Notice, notwithstanding anything in the Plan to the contrary, “Change of Control” shall mean the occurrence of any of the following after the Grant Date:
a. any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this section (a), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company or any Subsidiary or Affiliate, (2) any acquisition by the Company or any Subsidiary or Affiliate, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (4) any acquisition pursuant to a transaction which complies with clauses (i) and (ii) of section (c), below, (5) any acquisition of additional securities by any Person who, as of the Grant Date, held 15% or more of either (I) the Outstanding Company Common Stock or (II) the Outstanding Company Voting Securities or (6) any acquisition or disposition of securities by you;

	b. individuals who, as of the Grant Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Grant Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board

           c. consummation by the Company of a reorganization, merger, or consolidation, or sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (ii) at least a majority of the members of the board of directors (or equivalent governing authority) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination. Notwithstanding anything in the foregoing to the contrary, a sale or other disposition of Driftwood Holdings LP or its subsidiaries (collectively, the “Partnership”) or of the Company’s interest in the Partnership shall not constitute a sale or other disposition of all or substantially all of the assets of the Company or any other Change of Control for purposes of this Agreement; or

d. approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
Expiration Date:
Except as explained below, the Option will remain exercisable until the fifth (5th) anniversary of the Grant Date (the “Expiration Date”), at which time your Option will lapse.

Upon your Termination of Service, except as otherwise set forth below, your Option will remain exercisable for a period of ninety (90) days following the date of such Termination of Service (but in no event beyond the Expiration Date).

Notwithstanding the foregoing, upon a Termination of Service by the Company for Cause or a Termination of Service by you for any reason, your Option will immediately lapse and no portion thereof will be exercisable.

Acceptance:
To accept the grant of this Option, please execute and return the Agreement by January 15, 2021 (the “Acceptance Deadline”). By accepting your Option, you will have agreed to the terms and conditions set forth in this Agreement and the terms and conditions of the Plan. If you do not accept your grant you will be unable to exercise your Option. The grant of this Option will be considered null and void, and acceptance thereof will be of no effect, if you do not execute and return the Agreement by the Acceptance Deadline.

Amended and Restated Tellurian Inc. 2016 Omnibus Incentive Compensation Plan
Stock Option Award Agreement
This Stock Option Award Agreement (this “Agreement”), dated as of the Grant Date set forth in the Notice of Option Grant attached as Schedule A hereto (the “Grant Notice”), is made between Tellurian Inc. (the “Company”) and the Participant set forth in the Grant Notice. The Grant Notice is included in and made part of this Agreement.
In this Agreement and each Grant Notice, unless the context otherwise requires, words and expressions shall have the meanings given to them in the Amended and Restated Tellurian Inc. 2016 Omnibus Incentive Compensation Plan (as amended and/or restated, the “Plan”) except as herein defined.
Terms
1.Grant of the Option.
a.Subject to the provisions of this Agreement and the provisions of the Plan, the Company hereby grants to the Participant, pursuant to the Plan, the right and option (the “Option”) to purchase all or any part of the number of shares of $0.01 par value Common Stock of the Company (“Shares”) set forth in the Grant Notice at the applicable Option Price per Share (the “Purchase Price”) and on the other terms as set forth in the Grant Notice.
b.The Option is intended to be a Non-Qualified Stock Option. No part of the Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Code.
2.Exercisability of the Option.
a.The Option shall vest and become exercisable in accordance with the exercisability schedule and other terms set forth in the Grant Notice, subject to the Participant’s continued employment or other service to the Company and its Affiliates through the applicable vesting date. The Option shall terminate on the Expiration Date (the “Expiration Date”) set forth in the Grant Notice, subject to earlier termination as set forth in the Plan and this Agreement.
b.Except as expressly provided for herein or in the Plan, during the lifetime of the Participant, only the Participant may exercise the Option or any portion thereof. After the Disability or death of the Participant, any exercisable portion of the Option may, prior to the Expiration Date, be exercised by the Participant’s legatees, personal representatives, or distributees.
c.Any exercisable portion of the Option, or the entire Option if then wholly exercisable, may be exercised in whole or in part at any time prior to the Expiration Date (or such earlier termination of the Option in accordance with the Grant Notice); provided however, that any partial exercise shall be for whole Shares only.
3.Method of Exercise of the Option. The Participant may exercise any exercisable portion of the Option, or the entire Option if then wholly exercisable, in whole or in part, by (a) delivery to the Company of notice in writing signed by the Participant, or any other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Plan Administrator; and (b) Participant’s full payment of the Purchase Price in cash, by check, in Shares (any such Shares valued at Fair Market Value on the date of exercise, or as of any other date required by applicable law) that the Participant has held for at least six months (or such lesser period of time as may be required by the Company’s accountants), through the withholding of Shares (any such Shares valued at Fair Market Value on the date of exercise, or as of any other date required by applicable law) otherwise issuable upon the exercise of the Option, or a combination of the foregoing methods, subject to applicable law and Section 7.3(d) of the Plan.
4.Non-Transferability of the Option.
The Participant shall not sell, transfer, pledge, hypothecate, assign or otherwise dispose of the Option, except as permitted in the Plan or this Agreement. Any attempted sale, transfer, pledge, hypothecation, assignment or other disposition of the Option in violation of the Plan or this Agreement shall be void and of no effect.
5.No Rights as a Shareholder.
The Participant shall have no rights as a stockholder with respect to any Shares covered by the Option unless and until the Participant has become the holder of record of such Shares, and no adjustments shall be made for dividends (whether in cash, in kind or other property), distributions or other rights in respect of any such Shares, except as otherwise specifically provided for in the Plan.
6.Taxes and Withholdings.
The Company shall have the right to deduct from any payment to be made pursuant to this Agreement and the Plan, or to otherwise require, prior to the issuance, delivery or vesting of any Shares, payment by the Participant of, any federal, state or local taxes required by applicable law to be withheld, in accordance with Section 18.10 of the Plan. Unless as otherwise agreed in writing by the Participant and the Company or determined pursuant to the establishment by the Plan Administrator of an alternate procedure, if the Participant is an executive officer of the Company or an individual subject to Rule 16b-3 at the time of exercise, any such required tax withholding will be effectuated by the Company withholding a number of Shares otherwise issuable upon the exercise of the Option (any such Shares valued at Fair Market Value on the date of exercise), subject to Section 18.10 of the Plan and applicable law.
7.Certificates; Compliance with Laws and Regulations.
a.If, after the exercise of the Option, certificates are issued with respect to the Shares received pursuant to such exercise, such issuance and delivery of certificates shall be made in accordance with the applicable terms of the Plan. After exercise of the Option, the delivery of any Shares or certificate representing the Shares acquired by exercise of the Option may be postponed by the Company for such period as may be required for it to comply with any applicable foreign, federal, state or provincial securities law, or any national securities exchange listing requirements, and the Company will not be obligated to issue or deliver any securities if, in the opinion of counsel for the Company, the issuance of such Shares or certificate representing the Shares shall constitute a violation by the Participant or the Company of any provisions of any applicable foreign, federal, state or provincial law or of any regulations of any governmental authority or any national securities exchange. Moreover, the Option may not be exercised if its exercise, or the receipt of Shares pursuant thereto, would be contrary to applicable law. If at any time the Company determines, in its discretion, that the listing, registration, or qualification of Shares upon any national securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Company shall not be required to deliver any Shares or any certificates for Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent, or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.
b.It is intended that the Shares received upon the exercise of the Option shall have been registered under the Securities Act. If the Participant is an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell the Shares received except in compliance with Rule 144. Certificates representing Shares issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Company deems appropriate to comply with Federal and state securities laws.
c.If at the time of exercise of all or part of the Option, the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant represents and warrants that the Participant is purchasing or acquiring the shares acquired under this Agreement for the Participant’s own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto.
8.No Right to Continued Employment or Service.
This Agreement is not an agreement of employment or to provide services. None of this Agreement, the Plan or the grant of the Option hereunder shall (a) guarantee that the Company will employ or retain the Participant as an employee or other service provider for any specific time period or (b) modify or limit in any respect the Company’s right to terminate or modify the Participant’s employment or other service relationship or compensation. Moreover, this Agreement is not intended to and does not amend any existing employment other service agreement between the Participant and the Company or any of its Affiliates.
9.Other Plans.
The Participant acknowledges that any income derived from the exercise of the Option shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Company or any Affiliate.
10.Provisions of Plan Control.
This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Plan Administrator and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that any provision of this Agreement conflicts or is inconsistent with the terms set forth in the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.
11.Governing Law.
All matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflict of laws which would result in the application of the laws of any other jurisdiction.
12.Section 409A.
Subject to and without limitation on Section 19.3 of the Plan, it is intended that this Option be exempt from Code Section 409A, and this Agreement shall be construed and interpreted in accordance with such intent.
13.Recoupment.
The Participant acknowledges and agrees that the Option and any Shares issued upon exercise thereof shall be subject to the terms and provisions of any “clawback” or recoupment policy that may be adopted by the Company from time to time or as may be required by any applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and rules and regulations thereunder).
14.Notices.
Any notice or communication given hereunder shall be in writing or by electronic means and, if in writing, shall be deemed to have been duly given: (a) when delivered in person or by electronic means; (b) three days after being sent by United States mail; or (c) on the first business day following the date of deposit if delivered by a nationally recognized overnight delivery service, in each case, to the appropriate party at the following address (or such other address as the party shall from time to time specify): (i) if to the Company, to Tellurian Inc. at its then current headquarters; and (ii) if to the Participant, to the address on file with the Company.

15.Successors.
The Company will require any successors or assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The terms of this Agreement and all of the rights of the parties hereunder will be binding upon, inure to the benefit of, and be enforceable by, the Participant’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
16.Waiver of Jury Trial.
EACH PARTY TO THIS AGREEMENT, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT.
17.Construction.
All section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend or describe the scope or intent of any provisions of this Agreement. Wherever any words are used in this Agreement in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply. As used herein, (a) “or” shall mean “and/or” and (b) “including” or “include” shall mean “including, without limitation.” Any reference herein to an agreement in writing shall be deemed to include an electronic writing to the extent permitted by applicable law.
18.Severability.
If at any time any of the provisions of this Agreement shall be held invalid or unenforceable, or are prohibited by the laws of the jurisdiction where they are to be performed or enforced, by reason of being vague or unreasonable as to duration or geographic scope or scope of the activities restricted, or for any other reason, such provisions shall be considered divisible and shall become and be immediately amended to include only such restrictions and to such extent as shall be deemed to be reasonable and enforceable by the court or other body having jurisdiction over this Agreement, and the Company and the Participant agree that the provisions of this Agreement, as so amended, shall be valid and binding as though any invalid or unenforceable provisions had not been included.
19.No Waiver.
No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.
20.Entire Agreement.
This Agreement, together with the Plan, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.
21.Mode of Communications.
The Participant agrees, to the fullest extent permitted by applicable law, in lieu of receiving documents in paper format, to accept electronic delivery of any documents that the Company or any of its Affiliates may deliver in connection with this Option grant and any other grants offered by the Company, including, without limitation, prospectuses, grant notifications, account statements, annual or quarterly reports, and other communications. The Participant further agrees that electronic delivery of a document may be made via the Company’s email system or by reference to a location on the Company’s intranet or website or the online brokerage account system.

22.Data Protection.
By accepting this Agreement (whether by electronic means or otherwise), the Participant hereby consents to the holding and processing of personal data provided by him to the Company for all purposes necessary for the operation of the Plan. These include, but are not limited to administering and maintaining Participant records; providing information to any registrars, brokers or third party administrators of the Plan; and providing information to future purchasers of the Company or the business in which the Participant works.
23.Counterparts.
This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Agreement by facsimile or other electronic signature is legal, valid and binding for all purposes.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year identified in the Grant Notice appended hereto.

TELLURIAN INC.

By:	/s/ Margie M. Harris
Name:	Margie M. Harris
Title:	SVP, CHRO

PARTICIPANT

By:	/s/ Charif Souki
Name:	Charif Souki
[Signature Page to Option Agreement]